UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 6, 2018

ABIOMED, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-09585	04-2743260
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

22 Cherry Hill Drive
Danvers, MA 01923

(Address of Principal Executive Offices, including Zip Code)

(978) 646-1400

(Registrant’s Telephone Number, including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Explanatory Note

ABIOMED, Inc. (the “Company”) is filing this Current Report on Form 8-K/A as an amendment to its Current Report on Form 8-K (the “Form 8-K”) filed with the Securities and Exchange Commission (the “Commission”) on November 6, 2018, to clarify a clerical error in Dr. Eric A. Rose’s attendance at meetings of the Company’s Board of Directors (the “Board”) and Audit Committee (the “Audit Committee”) to date in fiscal 2019 and his commitment to attendance at such meetings in fiscal 2019.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On November 6, 2018, the Board of the Company unanimously rejected the tendered resignation of Dr. Rose. Following extensive deliberations, the Board determined that Dr. Rose’s continued service as a member of the Board is in the best interests of the Company and its stockholders.  Dr. Rose will continue to serve on the Audit Committee and as a Class II director of the Board until the Company’s 2021 Annual Meeting of Stockholders or until his successor is duly elected and qualified.

As previously disclosed by the Company in a Current Report on Form 8-K filed with the Securities and Exchange Commission on August 10, 2018, at the Company’s 2018 Annual Meeting of Stockholders Dr. Rose received more votes “withheld” from his election than votes “for” his election to the Board. The Company further reported that, in accordance with the Company’s majority voting policy, Dr. Rose had tendered his irrevocable offer of resignation, conditioned on acceptance of the resignation by the Board.

Pursuant to the Company’s majority voting policy, the Governance and Nominating Committee of the Board (the “Governance and Nominating Committee”) considered Dr. Rose’s offer of resignation and whether to recommend that the Board accept or reject the offer. The Governance and Nominating Committee recommended that the Board reject Dr. Rose’s resignation offer. The Board considered the Governance and Nominating Committee’s recommendation, deliberating thoroughly and weighing a variety of factors relative to the best interests of the Company and its stockholders, as more fully described below. Dr. Rose did not participate in the Board’s discussions regarding his resignation or future Board and committee service.

Attendance Record.

Institutional Stockholder Services recommended a “withhold” vote in respect of Dr. Rose’s nomination, citing as the reason for its recommendation that Dr. Rose attended less than 75% of the meetings of the Board and the Audit Committee, without disclosure by the Company of acceptable reasons for the absences. Upon the recommendation of the Governance and Nominating Committee to reject Dr. Rose’s offer of resignation, the Board assessed the reasons for Dr. Rose’s absences and his overall attendance history, and determined that there were legitimate reasons for his three absences and that these absences did not indicate a lack of commitment to his duties, noting that Dr. Rose possesses an otherwise exemplary attendance record. Specifically, the Board considered the following factors:

•

During the Company’s 2018 fiscal year, Dr. Rose attended 70% of all Board and Audit Committee meetings, missing three meetings: one in-person meeting of the Board, which the Company scheduled at a time that conflicted with a known prior commitment for him, and two telephonic meetings of the Audit Committee, one of which was called with limited advance notice for a window of time during which Dr. Rose was unavailable, for the limited purpose of approving renewal of the Company’s director and officer liability insurance policy. Dr. Rose was briefed on the agendas for and discussions at these meetings.

•

Dr. Rose’s past and subsequent attendance record evidence his conscientiousness as a member of the Board and the Audit Committee. Prior to fiscal 2018, Dr. Rose attended all Board and Audit Committee meetings since his appointment as a director in mid-August 2014. To date, Dr. Rose has attended all three meetings of the Board and three out of four meetings of the Audit Committee in fiscal 2019.

Expertise, Oversight and Contributions.

In considering whether to accept or reject Dr. Rose’s offer of resignation, the Board took into account Dr. Rose’s valuable contribution to the Board and the Audit Committee, and the Company as a whole. The Board also weighed Dr. Rose’s experience as a renowned heart surgeon, researcher, medical director, entrepreneur and executive in light of the need to maintain a Board with broad and diverse expertise devoted to the Company’s long-term performance. Specifically, the Board considered the following aspects of Dr. Rose’s expertise, oversight and contributions:

•

Dr. Rose’s nearly 30 years of experience as a heart surgeon and researcher, pioneering complex medical technologies such as heart transplantation and alternatives, make him an asset in the Board’s oversight of the Company’s ongoing research and development of state-of-the-art products for coronary heart disease and other heart conditions.

•

Due to his deep industry background, Dr. Rose is a trusted and consistent resource for the Company and the Board on U.S. Food and Drug Administration (“FDA”) compliance, other complex FDA matters and interactions with regulators.

•

Dr. Rose has significant executive-level credentials and experience as the former Executive Vice President for Life Sciences at MacAndrews & Forbes and as the Chief Executive Officer of SIGA Technologies, Inc., and thus provides the Company with a vital perspective on the Company’s sales, clinical, marketing and field service activities.

•

Dr. Rose has arrived fully prepared for and contributed significantly to the meetings of the Board and the Audit Committee. He has also represented the Company at non-Board events, such as an educational program that the Company conducted overseas in August 2016 for A-CURE, a working group supporting the use of clinical research for the creation of heart muscle recovery therapies.

Commitment to Attendance Going Forward.

The Board takes seriously the attendance of directors at meetings of the Board and committees of which they are members. The Board expects that directors will dedicate sufficient time and attention to ensure diligent performance of their duties and will interact with each other in real-time to encourage open and inspired discussion. The Lead Director of the Board discussed with Dr. Rose his availability for the 2019 fiscal year and emphasized to him the importance of attending all meetings of the Board and the Audit Committee. Dr. Rose has committed to the Board that he will attend at least 90% of the meetings of the Board and the Audit Committee in fiscal 2019. The Board plans to work carefully with Dr. Rose and the other directors to accommodate the schedules of all Board members when arranging Board and committee annual calendars and ad hoc meetings.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ABIOMED, Inc.

	By:	/s/ Marc A. Began
Marc A. Began Vice President, General Counsel and Secretary
Date: November 9, 2018